EXHIBIT 99.1

Microsemi Reports Third Quarter 2009 Results

IRVINE, Calif., July 23, 2009 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its third quarter of fiscal year 2009.

  * Net Sales for Third Quarter Totaled $107.0 Million
  * GAAP Gross Margin Increased 1,120 Basis Points Over Prior Quarter
  * Non-GAAP Gross Margin Increased 10 Basis Points Over Prior Quarter
  * GAAP Operating Expenses Reduced 16.4 Percent Over Prior Quarter
  * Non-GAAP Operating Expenses Reduced 7.9 Percent Over Prior Quarter
  * Operating Cash Flow for Third Quarter Increased 20.5 Percent Over
    Prior Quarter to $29.0 Million

Net sales for Microsemi's third quarter ended June 28, 2009 were $107.0 million, down 17.2 percent from net sales of $129.3 million in the third quarter of 2008, and up 1.2 percent from net sales of $105.7 million in the second quarter of 2009.

Non-GAAP gross margin in the third quarter of 2009 was 47.2 percent, compared to 51.9 percent in the third quarter of 2008 and 47.1 percent in the second quarter of 2009. Non-GAAP operating margin was 20.0 percent in the third quarter of 2009 compared to 27.5 percent in the third quarter of 2008 and 17.2 percent in the second quarter of 2009. For the third quarter of 2009, non-GAAP net income was $16.7 million, compared to $27.0 million in the third quarter of 2008 and $14.8 million the second quarter of 2009. For the third quarter of 2009, the non-GAAP effective tax rate was 21.5 percent. Non-GAAP diluted earnings per share in the third quarter of 2009 were $0.21 compared to $0.34 in the third quarter of 2008 and $0.19 in the second quarter of 2009.

GAAP gross margin for the third quarter of 2009 was 42.2 percent compared to 45.0 percent in the third quarter of 2008 and 31.0 percent in the second quarter of 2009. GAAP operating margin was 3.5 percent in the third quarter of 2009 compared to 14.0 percent in the third quarter of 2008 and compared to a loss of 15.9 percent in the second quarter of 2009. GAAP results in the third quarter of 2009 included $5.3 million for transitional idle capacity, a reduction of $1.0 million from the previous quarter, acquisition-related charges of $1.3 million for in process research and development and $0.5 million in restructuring and other charges and a net gain of $0.4 million related to exceptional legal matters. Also included in the third quarter of 2009 were $5.7 million related to stock based compensation and $4.2 million in amortization of acquisition-related intangibles. For the third quarter of 2009, GAAP net income was $7.8 million compared to $13.9 million in the third quarter of 2008 and a GAAP net loss of $16.6 million in the second quarter of 2009. For the third quarter of 2009, the GAAP effective tax rate benefit was 65.3 percent. The effective tax benefit was primarily due to higher tax benefit from losses incurred in higher tax rate jurisdictions relative to tax expense from income generated in lower tax rate jurisdictions. GAAP diluted earnings per share in the third quarter of 2009 were $0.10, compared to $0.17 per share in the third quarter of 2008, and a GAAP diluted loss per share of $0.21 in the second quarter of 2009.

James J. Peterson, President and Chief Executive Officer, stated, "We are pleased with the results of our third quarter. Our net sales increased from last quarter and, coupled with our enhanced factory utilization, improved operational efficiencies and focus on spending controls, allowed us to show meaningful improvement in our gross, operating and net margin metrics. These improvements were reflected in a meaningful increase to operating cash flow, which reached $29.0 million, giving us increased leverage for continued strategic initiatives."

Business Outlook

Microsemi expects that for the fourth quarter of fiscal year 2009, our net sales will increase between a range of 1 percent and 4 percent, sequentially. On a non-GAAP basis, we expect earnings for the fourth quarter of fiscal year 2009 to be $0.22 to $0.23 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP financial measures exclude items such as transitional idle capacity, inventory reserves due to restructuring activities, impairment of restructuring related fixed assets, effects of manufacturing profit in acquired inventory, amortization of acquisition-related intangible assets, stock based compensation, in process research and development, restructuring, exceptional legal matters and other special charges or credits.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. Microsemi's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets Microsemi serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting Microsemi directly or by visiting its website at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for Third Quarter 2009 Earnings Conference Call and Webcast

 Date:  Thursday, July 23, 2009
 Time:  4:45 pm Eastern Daylight Time (1:45 pm Pacific Daylight Time)

To access the webcast, please log on to: http://www.microsemi.com and go to Investors and then to Events and Presentations. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EDT (1:35 pm PDT). Please provide the following ID Number: 20793714.

A telephonic replay will be available from 6:00 pm EDT (3:00 pm PDT) on Thursday, July 23, 2009 through 11:59 pm EDT (8:59 pm PDT) on Thursday, July 30th. To access the replay, please call (800) 642-1687 or (706) 645-9291. Please enter the following ID Number: 20793714.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning our expectations regarding our business outlook, our performance and competitive position during the coming quarter and year, expectation regarding the change in our end markets, our belief that we will continue to make operational and efficiency improvements in order to better service our customers, our expectation that the increase in our operating cash flow will give us increased leverage for continued strategic initiatives, and any other statements of belief or about our plans or expectations. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations, if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation, changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of Microsemi's products, adverse circumstances in any of our end markets, results of in process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, political instability, currency fluctuations, principal and liquidity risks associated with our investments including auction rate securities, variations in customer order preferences, fluctuations in market prices of Microsemi's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our Form 10-Q.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude transitional idle capacity, inventory reserves due to restructuring activities, impairment of restructuring related fixed assets, effects of manufacturing profit in acquired inventory, amortization of acquisition-related intangible assets, stock based compensation, in process research and development, restructuring, exceptional legal matters and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

                          MICROSEMI CORPORATION
                     Consolidated Income Statements
          (Unaudited, in thousands, except per share amounts)

                              Quarter ended        Nine months ended
                           --------------------  --------------------
                            June 28,   June 29,   June 28,   June 29,
                              2009       2008       2009       2008
                           ---------  ---------  ---------  ---------
 NET SALES                 $ 107,007  $ 129,255  $ 343,294  $ 379,394
 Cost of sales                61,838     71,103    204,980    213,509
                           ---------  ---------  ---------  ---------

 GROSS MARGIN                 45,169     58,152    138,314    165,885

 Operating expenses:

 Selling, general and
  administrative              25,748     25,811     87,571     79,066
 Research and development     10,032     11,013     31,008     33,462
 Amortization of
  intangible assets            4,154      2,815     10,960      8,730
 Restructuring charges           151        364      6,584      2,577
 In process research
  and development              1,310         --      1,310        440
                           ---------  ---------  ---------  ---------

   Total operating
    expenses                  41,395     40,003    137,433    124,275
                           ---------  ---------  ---------  ---------

 OPERATING INCOME              3,774     18,149        881     41,610

 Interest and other
  income, net                    969        489      1,912      2,310
                           ---------  ---------  ---------  ---------

 INCOME BEFORE INCOME TAXES    4,743     18,638      2,793     43,920

 Provision (benefit)
  for income taxes            (3,099)     4,701     (1,646)    11,555
                           ---------  ---------  ---------  ---------

 NET INCOME                $   7,842  $  13,937  $   4,439  $  32,365
                           =========  =========  =========  =========

 Earnings per share
    Basic                  $    0.10  $    0.18  $    0.06  $    0.42
                           =========  =========  =========  =========
    Diluted                $    0.10  $    0.17  $    0.06  $    0.41
                           =========  =========  =========  =========

 Common and common
  equivalent shares
  outstanding:
    Basic                     79,696     78,324     79,376     77,274
    Diluted                   80,410     80,476     80,077     79,359

                         MICROSEMI CORPORATION
      Schedule Reconciling Non-GAAP Net Income to GAAP Net Income
                       (Unaudited, in thousands)

                                 Quarter ended      Nine months ended
                               ------------------  ------------------
                               June 28,  June 29,  June 28,  June 29,
                                 2009      2008      2009      2008
                               --------  --------  --------  --------
 GAAP NET INCOME               $  7,842  $ 13,937  $  4,439  $ 32,365
                               ========  ========  ========  ========

 The non-GAAP amounts
  have been adjusted to
  exclude the following
  items:

 Excluded from cost
  of sales
   Transitional idle
    capacity (a)               $  5,250  $  8,934  $ 18,451  $ 29,675
   Inventory reserves
    due to restructuring
    activities (a)                   --        --    10,204        --
   Impairment of
    restructuring related
    fixed assets (a)                 --        --       590        --
   Manufacturing profit
    in acquired
    inventory (b)                   132        --       375        --
 Excluded from operating
  and other expenses
   Amortization of
    intangible assets (c)         4,154     2,815    10,960     8,730
   Stock based
    compensation (d)              5,723     4,838    20,614    16,163
   In process research
    and development (e)           1,310        --     1,310       440
   Exceptional legal
    matters (f)                    (360)       --     2,197        --
   Restructuring and
    other special
    charges (a)                     319       768     7,959     4,274
                               --------  --------  --------  --------
                                 16,528    17,355    72,660    59,282
 Income tax effect on
  non-GAAP adjustments (g)        7,672     4,261    16,867    14,878
                               --------  --------  --------  --------
 Net effect of adjustments
  to GAAP net income           $  8,856  $ 13,094  $ 55,793  $ 44,404
                               ========  ========  ========  ========

 NON-GAAP NET INCOME           $ 16,698  $ 27,031  $ 60,232  $ 76,769
                               ========  ========  ========  ========

 (a) - (g)  Please refer to corresponding footnotes below.

                       MICROSEMI CORPORATION
    Schedule Reconciling Reported Non-GAAP Financial Ratios to
                 Comparable GAAP Financial Ratios
                            (Unaudited)

                                         Quarter ended
                         --------------------------------------------
                           June 28,        March 29,       June 29,
                             2009             2009           2008
                         -------------   -------------  -------------

 GAAP gross margin        42.2 percent    31.0 percent   45.0 percent
 Effect of reconciling
  items on gross margin    5.0 percent    16.1 percent    6.9 percent
 Non-GAAP gross margin    47.2 percent    47.1 percent   51.9 percent

 GAAP operating margin     3.5 percent  (15.9) percent   14.0 percent
 Effect of reconciling
  items on operating
  margin                  16.5 percent    33.1 percent   13.5 percent
 Non-GAAP operating
  margin                  20.0 percent    17.2 percent   27.5 percent

                       MICROSEMI CORPORATION
    Selected Non-GAAP Financial Measures and Schedule Reconciling
  Selected Non-GAAP Financial Measures to Comparable GAAP Financial
                              Measures
       (Unaudited, in thousands except for per share amounts)

                           --------------------  --------------------
                               Quarter ended       Nine months ended
                           --------------------  --------------------
                            June 28,   June 29,   June 28,   June 29,
                              2009       2008       2009       2008
                           ---------  ---------  ---------  ---------

 GAAP gross margin         $  45,169  $  58,152  $ 138,314  $ 165,885
   Transitional idle
    capacity (a)               5,250      8,934     18,451     29,675
   Inventory reserves
    due to restructuring
    activities (a)                --         --     10,204         --
   Impairment of
    restructuring related
    fixed assets (a)              --         --        590         --
   Manufacturing profit
    in acquired
    inventory (b)                132         --        375         --
                           ---------  ---------  ---------  ---------
 Non-GAAP gross margin     $  50,551  $  67,086  $ 167,934  $ 195,560
                           ---------  ---------  ---------  ---------

 GAAP operating income     $   3,774  $  18,149  $     881  $  41,610
   Transitional idle
    capacity (a)               5,250      8,934     18,451     29,675
   Inventory reserves
    due to restructuring
    activities (a)                --         --     10,204         --
   Impairment of
    restructuring
    related fixed
    assets (a)                    --         --        590         --
   Manufacturing profit
    in acquired
    inventory (b)                132         --        375         --
   Amortization of
    intangible assets (c)      4,154      2,815     10,960      8,730
   Stock based
    compensation (d)           5,723      4,838     20,614     16,163
   In process research
    and development (e)        1,310         --      1,310        440
   Exceptional legal
    matters (f)                  740         --      3,297         --
   Restructuring and
    other special
    charges (a)                  319        768      7,959      4,274
                           ---------  ---------  ---------  ---------
 Non-GAAP operating income $  21,402  $  35,504  $  74,641  $ 100,892
                           ---------  ---------  ---------  ---------

 GAAP net income           $   7,842  $  13,937  $   4,439  $  32,365
   Transitional idle
    capacity (a)               5,250      8,934     18,451     29,675
   Inventory reserves
    due to restructuring
    activities (a)                --         --     10,204         --
   Impairment of
    restructuring
    related fixed
    assets (a)                    --         --        590         --
   Manufacturing profit
    in acquired
    inventory (b)                132         --        375         --
   Amortization of
    intangible
    assets (c)                 4,154      2,815     10,960      8,730
   Stock based
    compensation (d)           5,723      4,838     20,614     16,163
   In process research
    and development (e)        1,310         --      1,310        440
   Exceptional legal
    matters (f)                 (360)        --      2,197         --
   Restructuring and
    other special
    charges (a)                  319        768      7,959      4,274
   Income tax effect
    on non-GAAP
    adjustments (g)           (7,672)    (4,261)   (16,867)   (14,878)
                           ---------  ---------  ---------  ---------
 Non-GAAP net income       $  16,698  $  27,031  $  60,232  $  76,769
                           ---------  ---------  ---------  ---------

 GAAP diluted earnings
  per share                $    0.10  $    0.17  $    0.06  $    0.41
   Impact of non-GAAP
    adjustments on
    diluted earnings
    per share                   0.11       0.17       0.69       0.56
                           ---------  ---------  ---------  ---------
 Non-GAAP diluted
  earnings per share       $    0.21  $    0.34  $    0.75  $    0.97
                           ---------  ---------  ---------  ---------

 Diluted common and
  common equivalent
  shares outstanding
  used in calculating
  non-GAAP diluted
  earnings per share          80,410     80,476     80,077     79,359

 (a) - (g)  Please refer to corresponding footnotes below.

                         MICROSEMI CORPORATION
                 Condensed Consolidated Balance Sheets
                       (Unaudited, in thousands)

                                                  June 28,  Sept. 28,
                                                    2009       2008
                                                 ---------  ---------
 ASSETS

   Current assets:
     Cash and cash equivalents                   $ 180,543  $ 107,197
     Investment in auction rate securities              --     62,000
     Accounts receivable, net                       75,022    103,467
     Inventories                                   112,144    121,726
     Other current assets                           34,679     24,296
                                                 ---------  ---------
   Total current assets                            402,388    418,686
   Investment in auction rate securities            46,550         --
   Other non-current assets                        375,480    341,922
                                                 ---------  ---------

 TOTAL ASSETS                                    $ 824,418  $ 760,608
                                                 =========  =========

 LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities                           $  56,360  $  67,226
   Auction rate securities credit facility          46,550         --
   Other long-term liabilities                      21,131     20,212
   Stockholders' equity                            700,377    673,170
                                                 ---------  =========

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 824,418   $760,608
                                                 =========  =========

Balance Sheet Note

At June 28, 2009 and September 28, 2008, our investment in auction rate securities consisted of auction rate bonds backed by student loans. We have entered into a settlement agreement with the financial institution where we hold these investments and per the terms of the settlement agreement: a) in the quarter ended December 28, 2008, the financial institution repurchased our $15.5 million investment in auction rate preferred shares at par plus accrued interest; b) we hold rights to sell our $46.6 million investment in auction rate bonds back to the financial institution at par plus accrued interest beginning June 30, 2010; and c) we have the ability to borrow from the financial institution via a "no net cost" credit facility, the full par value of our investment in auction rate bonds.

During the quarter ended March 29, 2009, we monetized all auction rate securities at full par value of $46.6 million via the "no net cost" credit facility, which resulted in an increase in the balance of our cash and cash equivalents and a corresponding increase in borrowing under our auction rate securities credit facility of $46.6 million, respectively. While the financial institution where we hold our investment in auction-rate securities may repurchase them prior to June 30, 2010, we intend to put these securities back to the financial institution and use the proceeds to repay the credit facility no later than June 30, 2010, the earliest date allowed by the settlement agreement. As such, in the current quarter, we have classified both the investment and credit facility as non-current.

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that transitional idle capacity, inventory reserves due to restructuring activities, impairment of restructuring related fixed assets, effects of manufacturing profit in acquired inventory, amortization of acquisition-related intangible assets, stock based compensation, in process research and development, restructuring, exceptional legal matters and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) Restructuring activities involve the closure and consolidation of certain of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from
     Microsemi's operations provides investors with a means of
     evaluating Microsemi's on-going operations.  Restructuring activities also include cost reduction measures to balance our operations to meet customer demand.  Transitional idle capacity relates to unused manufacturing capacity and non-productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are
     completed.  Inventory reserves due to restructuring activities and impairment of restructuring related fixed assets relate to the exiting of product that do not meet profitability metrics or products with recent substantial declines in projected demand.
     Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed.  Management excludes these expenses when
     evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current
     performance.

 (b) Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of
     inventory acquired to its fair value.  As the acquired inventory is sold, the associated manufacturing profit in acquired
     inventory increases cost of goods sold and reduces gross margin.
     The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods.  In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at acquired operations.

 (c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of
     Microsemi's operations, management does not view this expense as reflective of the business' current performance.

 (d) Stock based compensation in connection with the SFAS123R has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (e) In process research and development has been excluded to facilitate the comparability of expenses between periods.  In addition, management does not include IPR&D, an acquisition-
     related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (f) Amounts are related to expenses from previously disclosed matters and actions related the Department of Justice, International
     Trade Commission and an independent inquiry conducted by our
     Board of Directors, as well as, gains on litigation settlement net of settlement costs.  Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current
     performance.

 (g) The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items.

CONTACT:  Microsemi Corporation
          Financial Contact:
          John W. Hohener, Vice President and CFO
            (949) 221-7100
          Investor Relations:
          Robert C. Adams, Vice President Business Development &
           Investor Relations
            (949) 221-7100